Exhibit 99.1

Bain Capital Life Sciences Investors, LLC

By:	/s/ Adam Koppel
Title:	Partner

Bain Capital Life Sciences III General Partner, LLC

By: Bain Capital Life Sciences Investors, LLC, its manager

By:	/s/ Adam Koppel
Title:	Partner

Bain Capital Life Sciences Fund III, L.P.

By: Bain Capital Life Sciences III General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By:	/s/ Adam Koppel
Title:	Partner

Bain Capital Life Sciences Opportunities III GP, LLC

By: Bain Capital Life Sciences Fund III, L.P., its sole member

By: Bain Capital Life Sciences III General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By:	/s/ Adam Koppel
Title:	Partner

Bain Capital Life Sciences Opportunities III, LP

By: Bain Capital Life Sciences Opportunities III GP, LLC, its general partner

By: Bain Capital Life Sciences Fund III, L.P., its sole member

By: Bain Capital Life Sciences III General Partner, LLC, its general partner

By: Bain Capital Life Sciences Investors, LLC, its manager

By:	/s/ Adam Koppel
Title:	Partner